Exhibit 10.54

FOURTH AMENDMENT TO PROMISSORY NOTE

THIS FOURTH AMENDMENT TO PROMISSORY NOTE (the “Amendment”), effective as of April 7, 2015 (the “Effective Date”), is entered into by and between Infinity Energy Resources, Inc., a Delaware corporation (the “Company”) and SKM Partnership, Ltd, a Texas limited partnership (the “Holder”).

WHEREAS, the Company and the Holder are parties to that certain 8% Promissory Note, dated December 27, 2013, as amended by that certain First Amendment to Promissory Note, dated March 7, 2013, that Second Amendment to Promissory Note, dated May 9, 2014, and that Third Amendment to Promissory Note, dated November 14, 2014 (the “Note”); and

WHEREAS, the Company and the Holder desire to amend the Note to extend the maturity date thereof as set forth herein; and

WHEREAS, effective on even date herewith, the parties have entered into that certain Second Loan Extension Agreement (the “Second Loan Extension Agreement”) to document certain agreements and understandings made between them related to the subject matter of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by each party hereto as follows:

1.	Amendment to Section 3 of the Note. It is hereby agreed and understood that, effective as of the Effective Date, Section 3 of the Note (maturity date) shall be amended as follows: By deleting the amended date of “April 7, 2015” where it appears in Section 3 of the Note, and replacing it with the “the earliest to occur of (1) the Full Funding of the Pending Financing (as defined in the Second Loan Extension Agreement) or (2) April 7, 2016”.

2.	No Other Amendments. Except as expressly amended and modified by this Amendment, the Note is and shall continue to be in full force and effect in accordance with the terms thereof

3.	Counterparts. This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

4.	Governing Law. The Amendment shall be construed in accordance and governed by the internal laws of the state of Texas.

5.	Headings. The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to the Promissory Note to be duly executed as of the Effective Date.

INFINITY ENERGY RESOURCES, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Its:	President and Chief Executive Officer

SKM PARTNERSHIP, LTD.

BY SKM MANAGEMENT, LLC
ITS GENERAL PARTNER

By:	/s/ Scott D. Martin
Name:	Scott D. Martin
Its:	Manager of its General Partner